Exhibit 99.1

Company Contact Stuart Diamond Chief Financial Officer 516-605-6640 sdiamond@nmhc.com	Investor Relations David Waldman Lippert/Heilshorn & Assoc. 212-838-3777 dwaldman@lhai.com	Financial Media Gretchen Steinmiller Lippert/Heilshorn & Assoc. 212-838-3777 gsteinmiller@lhai.com	Media Contact Jessica Wolfe CPRi Communications 201-641-1911 x51 jwolfe@cpronline.com

For Immediate Release

NMHC Names G. Harry Durity Chairman of the Board of Directors

PORT WASHINGTON, N.Y. – March 14, 2006 – National Medical Health Card Systems, Inc. (Nasdaq: NMHC), a national independent pharmacy benefit manager (PBM), today announced that G. Harry Durity has been named non-executive chairman of the company’s board of directors, replacing James J. Bigl, who has resigned from the board to pursue other interests. The board seat vacated by Mr. Bigl will not be filled, which will leave the board of directors at ten members. Mr. Bigl served as chairman from June 2004 to the present, and previously served as chief executive officer from April 2002 through August 2004. Mr. Bigl will continue to serve as a consultant to the company through September 2006. Mr. Durity has served as a board member since March 2004.

Mr. Durity, age 59, retired as corporate vice president of worldwide business development for Automatic Data Processing, Inc. (ADP) in May 2005. He joined ADP in August 1994 and headed ADP’s mergers and acquisitions group and was a member of ADP’s executive committee. From February 1993 to August 1994, Mr. Durity worked for Revlon Consumer Products Company as senior vice president of corporate development and also served on Revlon’s executive committee. From January 1990 to January 1993, Mr. Durity was president of the Highlands Group, a boutique merger and acquisition advisory firm. From October 1980 to December 1989, Mr. Durity served as vice president of corporate development for RJR Nabisco, Inc. Mr. Durity also serves as a member of the board of WebSite Pros (Nasdaq: WSPI) and as a senior advisor to New Mountain Capital, LLC, since May, 2005.

Jim Smith, president and chief executive officer, said, “As a current member of the board, Harry has made major contributions to the company’s strategic direction and will be able to seamlessly assume the leadership position as chairman of NMHC. I am excited about Harry’s increased involvement with the company and look forward to working closely with him.”

“We greatly appreciate Jim Bigl’s major contributions to NMHC, as former CEO and more recently as chairman of NMHC,” Mr. Smith continued. “Through Jim’s tenure, NMHC has grown rapidly, both organically and through acquisitions, while maintaining its unparalleled commitment to customer service and industry leadership in controlling clients’ pharmaceutical inflation rates.”

About NMHC

National Medical Health Card Systems, Inc. (NMHC) operates NMHC Rx (pharmacy benefits manager or PBM), NMHC Mail (home delivery pharmacy), Ascend (specialty pharmacy solutions), and Integrail (health information solutions), providing services to corporations, unions, health maintenance organizations, third-party administrators, and local governments. Through its clinical programs, value-added offerings, and advanced information systems, NMHC provides quality, cost effective management of pharmacy benefit programs.

Forward-Looking Statements

This press release contains forward-looking statements which involve known and unknown risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used herein, the words “may”, “could”, “estimate”, “believes”, “anticipates”, “thinks”, “intends”, “will be”, “expects”, “plans” and similar expressions identify forward-looking statements. For a discussion of such risks and uncertainties, including but not limited to risks relating to demand, pricing, government regulation, acquisitions and affiliations, the market for PBM services, competition and other factors, readers are urged to carefully review and consider various disclosures made by NMHC in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005, and other Securities and Exchange Commission filings.